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As filed with the U.S. Securities and Exchange Commission on April 11, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

Under
The Securities Act of 1933

Rally Software Development Corp.
(Exact name of registrant as specified in its charter)

Delaware	7372	84-1597294
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3333 Walnut Street
Boulder, CO 80301
(303) 565-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy A. Miller
Rally Software Development Corp.
3333 Walnut Street
Boulder, CO 80301
(303) 565-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael L. Platt John T. McKenna Francis R. Wheeler Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 (720) 566-4000	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-187173

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, $0.0001 par value per share	287,500	$14.00	$4,025,000	$550

(1)
Includes 37,500 shares that the underwriters have the option to purchase.

(2)
The Registrant is registering 287,500 shares pursuant to this Registration Statement, which shares are in addition to the 6,612,500 shares registered pursuant to the Form S-1 Registration Statement (File No. 333-187173).

(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

(4)
The registration fee is based upon the initial public offering price.

          This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Rally Software Development Corp. (the "Registrant") is filing this Registration Statement on Form S-1 (this "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-187173) (the "Prior Registration Statement"), which the Registrant originally filed with the Commission on March 11, 2013, and which the Commission declared effective on April 11, 2013.

        The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 287,500 shares, 37,500 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant's common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

        The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 11th day of April, 2013.

RALLY SOFTWARE DEVELOPMENT CORP.
By:	/s/ TIMOTHY A. MILLER Timothy A. Miller President, Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ TIMOTHY A. MILLER Timothy A. Miller	President, Chief Executive Officer and Chairman (Principal Executive Officer)	April 11, 2013
	/s/ JAMES M. LEJEAL James M. Lejeal	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 11, 2013
	/s/ KENNETH M. MESIKAPP Kenneth M. Mesikapp	Chief Accounting Officer, Vice President and Assistant Secretary (Principal Accounting Officer)	April 11, 2013
	* Thomas F. Bogan	Director	April 11, 2013
	* Mark T. Carges	Director	April 11, 2013
	* Bryan D. Stolle	Director	April 11, 2013
	* Timothy V. Wolf	Director	April 11, 2013
*By:	/s/ TIMOTHY A. MILLER Timothy A. Miller Attorney-in-Fact

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Form of Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent registered public accounting firm.
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-187173)).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX